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                                                                     Exhibit 99


[REPUBLIC INDUSTRIES, INC. LETTERHEAD]

                                                450 East Las Olas Boulevard
                                                Suite 1200
                                                Fort Lauderdale, Florida 33301
                                                954-713-5200
                                                954-713-2115 FAX


FOR IMMEDIATE RELEASE                           CONTACT: J. Ronald Castell
---------------------                                    (954) 713-5355

                                                         Michael Karsner
                                                         (954) 713-5230



        REPUBLIC INDUSTRIES COMPLETES ACQUISITIONS OF ED MULLINAX, INC.
                                AND BELL DODGE, INC.


     Ft. Lauderdale, Florida (January 3, 1997) -- Republic Industries, Inc. (NASDAQ:RWIN) announced the closings of two new car dealership acquisitions: Ed Mullinax, Inc. and Bell Dodge, Inc.

     Ed Mullinax, Inc. headquartered in Amherst, Ohio is the number one Ford retailer in the United States and operates Ford dealerships in Amherst, Wickliffe, North Canton, Ohio and Margate, Florida. The company also operates a Lincoln Mercury dealership in Brunswick, Ohio.

     Bell Dodge, Inc. operates an exclusive Dodge dealership in Phoenix, Arizona and is the second largest Dodge dealership in that company's Southwestern zone.

     Steve Berrard, President and Co-Chief Executive Officer of Republic stated "These two fine organizations share similar philosophies regarding the future of automobile retailing. Ed Mullinax of Ed Mullinax, Inc., and Keith Cowherd founder and General Manager of Bell Dodge, and their experienced executives are a significant addition to Republic's management group."

     Republic is a diversified company operating in the automotive, solid waste, electronic security and out-of-home media industries.

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